Exhibit 10.11

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Letter Agreement

May 25, 2023

To:

CompareAsia Group Capital Limited

c/o 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore

Attention: Shaun Kraft; Laura Hannon

MoneyHero Limited

c/o 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore

Attention: Derek Fong; Kenneth Chan

Ladies and Gentlemen:

Reference is made to the business combination agreement of even date herewith by and among MoneyHero Limited (formerly known as Hyphen Group Limited), a Cayman Islands exempted company limited by shares (“PubCo”), CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“Acquiror”), Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”) (as the same may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) providing for (a) the merger of Acquiror with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and remaining a wholly-owned subsidiary of PubCo (the “Initial Merger”) and (b) the merger of Merger Sub 2 with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

Capitalized terms used in this letter agreement but otherwise undefined shall have the meanings ascribed to such terms in the Business Combination Agreement, unless the context otherwise requires.

As an inducement to PubCo and the Company to enter into the Business Combination Agreement, and subject to payment by the Surviving Subsidiary, PubCo or the Company at the Acquisition Closing of the amounts listed on Schedule A (the aggregate of such amounts, the “Expense Reimbursement Cap”) to the relevant payees listed on Schedule A in accordance with Section 2.4(b)(ii)(B) of the Business Combination Agreement:

(A) if, and only if, the aggregate amount of cash in the Trust Account immediately prior to the Acquisition Closing (after deducting the Acquiror Shareholder Redemption Amount but prior to deduction or payment of any other amounts, including fees of the underwriters of the IPO with respect to deferred underwriting commissions, Acquiror Transaction Expenses and Company Transaction Expenses) (the amount after such deduction, the “Post-Redemption Trust Amount”) is less than US$79,000,000.00, then, each of BTN Investments LLC (“BTN”) and Bridgetown LLC (“Sponsor”) agrees to pay to the Company (for and on behalf of PubCo) 50% of the amounts listed on Schedule A (such aggregate amount in cash equal to the Expense Reimbursement Cap);

(B) if, and only if, the Post-Redemption Trust Amount is less than US$82,000,000.00 but equal to or more than US$79,000,000.00, then, each of BTN and Sponsor agrees to pay to the Company (for and on behalf of PubCo) 50% of the amount equal to (i) the Expense Reimbursement Cap less (ii) the product of (x) the quotient obtained by dividing the Expense Reimbursement Cap by 3,000,000, multiplied by (y) the absolute difference between Post-Redemption Trust Account and $79,000,000; and

(C) if the Post-Redemption Trust Amount is equal to or more than US$82,000,000.00, then, none of BTN or Sponsor shall be obligated to make any payment pursuant to this letter agreement.

Worked examples of the above calculations are set forth on Schedule B.

The payments pursuant to sub-paragraphs (A) or (B) in the immediately preceding paragraph shall be made within five (5) Business Days of the Acquisition Closing Date by wire transfer of immediately available funds to a bank account designated in writing by the Company at least two (2) Business Days prior to the Acquisition Closing Date.

Notwithstanding the other provisions of this letter agreement, it is expressly acknowledged and agreed by the parties hereto that the Expense Reimbursement Cap is not a cap on the amount of Acquiror Transaction Expenses that are required to be paid to the parties listed in Schedule A or otherwise pursuant to the Business Combination Agreement and nothing in this letter agreement shall limit the obligation of any party to pay the Acquiror Transaction Expenses in full in accordance with Section 2.4(b)(ii)(B) of the Business Combination Agreement.

This letter agreement (including, for avoidance of doubt, Schedule A and Schedule B hereto) may be amended or modified in whole or in part only upon the prior written consent of each of the parties hereto.

The provisions of (a) Section 12.3 (Notices), (b) Section 12.4 (Assignment), (c) Section 12.5 (Rights of Third Parties), (d) Section 12.7 (Governing Law), (e) Section 12.8 (Heading; Counterparts), (f) Section 12.9 (Electronic Execution of the Agreement and Certain Other Documents), (g) Section 12.11 (Entire Agreement), (h) Section 12.15 (Severability), (i) Section 12.16 (Jurisdiction; Waiver of Jury Trial) and (j) Section 12.17 (Enforcement) of the Business Combination Agreement are hereby incorporated herein by reference and shall apply as if fully set forth herein mutatis mutandis.

[Signature Pages Follow]

Sincerely,

BRIDGETOWN LLC

By:	/s/ Matthew Danzeisen
Name:	Matthew Danzeisen
Title:	Manager

Address for Notices:

38/F Champion Tower 3 Garden Road, Central Hong Kong Attention: Steven Teichman Email: [REDACTED]

Sincerely,

BTN INVESTMENTS LLC

By:	/s/ David Wheelock
Name:	David Wheelock
Title:	Authorized Signatory

Address for Notices:

9200 Sunset Boulevard, Suite 1110 West Hollywood, California 90069 Attention: General Counsel Email: legal@thielcapital.com

[Signature page to Letter Agreement]

Acknowledged and agreed by:

MONEYHERO LIMITED

By:	/s/ Derek Fong
Name: Derek Fong
Title: Authorized Signatory

COMPAREASIA GROUP CAPITAL LIMITED

By:	/s/ Shaun Kraft
Name:	Shaun Kraft
Title:	Authorized Signatory